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                                                                  Exhibit 10.15


THIS SUPPLEMENTAL AGREEMENT is made the 27 day of February 1997.

BETWEEN:

1. DIAMOND CABLE COMMUNICATIONS PLC (Registered in England No 2965241) of Diamond Plaza, Daleside Road, Nottingham NG2 3GG ("Diamond");

2. DIAMOND CABLE COMMUNICATIONS (UK) LIMITED (formerly Diamond Cable Limited) (Registered in England No 2357645) of Diamond Plaza, Daleside Road, Nottingham NG2 3GG ("Assignor"); and

3. ECE MANAGEMENT INTERNATIONAL, LLC, an Indiana limited liability company of P.O Box 499, Carmel, Indiana, 46032 USA ("ECE").

WHEREAS:

A. By a Management Agreement effective as of 1 June 1994 between Assignor and ECE Management Company, a partnership organised under the law of Indiana ("ECE Management"), ECE Management agreed to provide certain management services to Assignor.

B. By an Assignment of Management Agreement and Consent effective as of 4 April 1996 ECE Management assigned its rights under the Management Agreement referred to in Recital A to ECE, ECE assumed ECE Management's obligations under the said Management Agreement and Assignor consented to such assignment and assumption. The said Management Agreement as so assigned is referred to herein as the "Management Agreement".


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C.  As of 1 July, 1996, ECE, Assignor and Diamond agreed that certain amendments to the Management Agreement would take effect and Diamond would assume the rights and obligations of Assignor under the Management Agreement so amended.

D. The purpose of this Supplemental Agreement is to record formally the events referred to in Recital C.

NOW the parties hereby agree as follows:

1. With effect from 1 July, 1996, the terms of the Management Agreement were as set out in Annex 1 to this Supplemental Agreement.

2.  With effect from 1 July, 1996:

    2.1 Assignor assigned to Diamond absolutely all of its rights and obligations under the Management Agreement. Assignor shall remain liable under the Management Agreement only as to obligations thereunder for periods prior to 1 July, 1996 and Assignor shall have no further rights or obligations under the Management Agreement for periods from and after 1 July, 1996, except with respect to services performed for periods to and excluding 1 July, 1996;

    2.2 Diamond assumed all rights and obligations of Assignor under the Management Agreement from and after 1 July, 1996 and agreed to perform any and all obligations of Assignor from and including 1 July, 1996; and

    2.3 ECE confirms its consent to the assignment by Assignor and the assumption by Diamond described in this Clause 2.

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3. This Supplemental Agreement shall be read as one with the Management
   Agreement and shall be governed by and construed in accordance with the laws of England.

4. This Supplemental Agreement may be signed in two or more counterparts and each counterpart shall be an original but all the counterparts shall together form one agreement binding on the parties hereto.


IN WITNESS WHEREOF the parties have executed this Supplemental Agreement the day and year first above written.


For and on behalf of
Diamond Cable Communications
Plc:




/s/  Robert T. Goad
 .....................................................
Director

For and on behalf of
Diamond Cable Communications
(UK) Limited:




/s/
 ......................................................
Director

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For and on behalf of
ECE Management International, LLC
BY RTG Enterprises, Inc, as Member
By:





/s/  Robert T. Goad
 .................................................
Robert T Goad
President

By Booth English Cable, Inc, as Member
By:





/s/  Ralph H. Booth II
 ...................................................
Ralph H Booth II
President



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                                    ANNEX 1

MANAGEMENT AGREEMENT effective as of 1 July, 1996 BETWEEN:

1. DIAMOND CABLE COMMUNICATIONS PLC of Diamond Plaza, Daleside Road, Nottingham NG2 3GG ("Diamond"); and

2. ECE MANAGEMENT INTERNATIONAL, LLC of P.O Box 499, Carmel, Indiana 46032 USA ("Manager")

1. Engagement of Manager

      1.1 Diamond hereby engages Manager to provide those services described in
      Section 3 below to the Diamond Group. For the purposes of this Agreement "Diamond Group" shall mean Diamond and its Affiliates as defined in
      Section 2. Each member of the Diamond Group shall be free to retain consultants and enter into management and service contracts, in each case relating to the Diamond Group's telephony and telecommunications business, following consultation with Manager, the activities and performance of such consultants and providers of management and other services to be subject to the overall strategic management of Manager in accordance with the provisions of Section 3.

      1.2 Notwithstanding any other provision of this Agreement, the Board of Directors of Diamond shall at all times exercise overall management and control and shall supervise, direct, and monitor the performance by Manager of its duties under this Agreement and Manager shall comply with such direction consistent with the terms of this Agreement and applicable law.

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      1.3 Neither Diamond nor any member of the Diamond Group may enter into any other management contract for the provision of services relating to the Diamond Group's cable television, entertainment and information business without the prior written consent of Manager except that any member of the Diamond Group may enter into management or services contracts if, in Diamond's judgement, the Diamond Group requires technological support that is the subject of such contract and Manager is unable to provide such technological support on reasonable terms.

2.    Term; Termination of Agreement

      2.1 The term of this Agreement shall commence on 1 July 1996 and shall continue until 1 June 2004, unless earlier terminated in accordance with this Agreement.

      2.2 This Agreement shall terminate prior to the expiration of the term described in Section 2.1 upon the first to occur of the following events:

      (a) A material breach of this Agreement by, or the insolvency of, either party to this Agreement, followed by the delivery to such party of a notice of termination from the other party; provided, that any termination of Manager due to alleged underperformance on the part of the Diamond Group shall be solely under and in accordance with subparagraph 2.2(c) below;

      (b) Any natural person having (directly or indirectly through an Affiliate) a Percentage Share in the Manager of 50% or more as of July 1, 1996, shall die or shall cease for a period of three (3) months to perform services on behalf of Manager.

      (c) Delivery to Manager of a notice of termination from Diamond following material underperformance on the part of the Diamond Group as compared with the Diamond Group's annual business plan prepared by

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      Manager and approved by the Board of Directors of Diamond, which underperformance is other than primarily as the result of (i) fire, explosion, flood or other calamity, (ii) any court or governmental action, order or decree, (iii) the failure of the Diamond Group to obtain financing as contemplated by the Business Plan, (in the case of each of (i) through (iii) above other than as the result of actions taken by Manager); or (iv) any other cause that is beyond the ability of Manager to significantly influence; provided, however, prior to any termination under this subparagraph 2.2(c) Diamond shall give notice thereof to Manager and shall afford Manager the reasonable opportunity to meet with the Board of Directors of Diamond to discuss such termination and to present any reasons Manager deems appropriate for consideration by the Board of Directors as to why such termination should not occur.

      For purposes of subparagraph 1.1 and subparagraph 2.2(b) above, "Affiliate" means, as to any person, any other person that, either directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the person specified and "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. In addition, with respect to any natural person, any member of such person's Immediate Family, or any trust for the benefit of such natural person and/or any member of such person's Immediate Family, shall also be deemed to be an "Affiliate" of such natural person. "Immediate Family" means an individual's spouse, children (including adopted children), grandchildren, parents, grandparents and siblings. For the avoidance of doubt with respect to Robert T Goad ("Goad") and Ralph H Booth II ("Booth"), the term "Affiliate" shall not include any person that controls or is under common control with Goad or Booth and shall include any person in which Goad and Booth each hold (i) directly or indirectly, at least 40% of the voting equity securities and (ii) the power to affect significant corporate or partnership decisions.

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3.    Duties

      3.1 Subject to Paragraph 1.2 hereof, Manager shall, consistent with applicable business plans and budgets approved by Diamond's Board of Directors, manage and act as agent in connection with:

      3.1.1 preparation of strategic business plans as regards the future investment and business strategy of the Diamond Group;

      3.1.2 identification, investigation and consideration of future investment opportunities for the Diamond Group;

      3.1.3 preparation of capital budgets for the Diamond Group as regards future investments and business plans, identification of appropriate funding strategies and implementation thereof; and,

      3.1.4 the strategic issues relating to the construction, operation, and administration of the telephony and telecommunications and the cable television, entertainment and information businesses of the Diamond Group, and the retention of consultants and contractors as reasonably deemed appropriate by Manager.

      Manager shall also prepare for approval by Diamond's Board of Directors proposed capital budgets and strategic business plans relating to the Diamond Group. Manager shall use efforts reasonably required to perform its duties under this Agreement.

      3.2 Manager is an independent contractor, and is not a general agent or partner of Diamond or the Diamond Group. Manager may act for or on behalf of the Diamond Group to the extent necessary or appropriate in performing its

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      duties under this Agreement, but otherwise Manager may not incur obligations on behalf of the Diamond Group without the approval of the Board of Directors of Diamond.

      3.3 In addition to the services described in Section 3.1, Manager shall provide such incidental services in relation to the day-to-day operations of the Diamond Group as may be necessary or desirable as determined by Manager in addition to the strategic services described in Section 3.1.

4.    Indemnity

      4.1 Subject to the terms of Section 5.2, Diamond shall indemnify and hold Manager harmless from and against any and all claims asserted against and liabilities incurred by Manager in connection with its performance under this Agreement, except for such claims and liabilities incurred as a result of Manager's wilful misconduct, gross negligence or bad faith. Manager shall not be liable to Diamond or the Diamond Group in the absence of wilful misconduct, gross negligence or bad faith.

5.    Compensation of Manager; Reimbursement of Expenses Incurred by Manager

      5.1 As compensation for the services of Manager under this Agreement, Diamond shall pay to Manager during the term of this Agreement an annual management fee equal to US $200,000, representing US $180,000 in respect of services under Section 3.1 and US $20,000 in respect of services under
      Section 3.3, payable in equal quarterly instalments within thirty (30) days after each calendar quarter (the first such calendar quarter commencing on the effective date set forth on the first page of this Agreement (the "Commencement Date"). The allocation of the management fee between services provided under Section 3.1 and under Section 3.3 may be reviewed at the end of each calendar year and adjusted by mutual agreement of the parties.

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      5.2 In addition to the fees described above, Diamond will reimburse
      Manager, at cost, for all expenses (including all administrative, overhead and other direct and indirect expenses) reasonably incurred by Manager in connection with the performance of its duties under this Agreement. Within thirty (30) days after the end of each calendar quarter (the first such calendar quarter commencing on the Commencement Date), Manager shall submit to Diamond a written request for reimbursement of such expenses incurred during such calendar quarter, which shall include a detailed breakdown of expenses for which reimbursement is requested, distinguishing to the extent practicable between expenses incurred in the course of services under Section 3.1 and services under Section 3.3, together with copies of vouchers, invoices or other documents evidencing such expenses. All requests by Manager for reimbursement shall be subject to review and approval by the Board of Directors of Diamond in accordance with standards, procedures and practices established by the Board of Directors of Diamond from time to time. Such standards, procedures and practices shall in any event be a continuation of and consistent with standards, procedures and practices of Diamond (including but not limited to those relating to the types and scope of expenses reimbursed to the Manager), and the course of dealing between the Diamond Group and the Manager, applied with respect to reimbursement of expenses of the Manager under the Management Agreement for periods prior to July 1, 1996. In addition, the parties acknowledge that expenses incurred by the Manager under this Agreement may not be allocable to services performed under Sections 3.1 and 3.3 respectively, in the same or similar proportions as the management fee is allocated to those services under
      Section 5.1. Amounts due to Manager under this Paragraph 5.2 shall be paid to Manager within thirty (30) days after submission of a request for reimbursement.

      5.3 Subject to the approval of the Board of Directors of Diamond, Manager will have the authority to allocate and determine the terms and conditions of the vesting and exercise of options to purchase newly-issued shares of


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      Diamond to be granted by Diamond to the executive management of the
      Diamond Group.

6.    Miscellaneous

      6.1 Notices

      Any notice, request, demand, report, consent, offer or other document or instrument which may be required or permitted to be furnished to or served upon a party hereunder shall be in writing which shall be personally delivered (including, but not limited to, by express courier service, facsimile machine, telex or telegram) or deposited in the mail of the country where such party is located, postage prepaid, addressed to the party entitled to receive the same at its address set forth below (or such other address as such party shall designate by notice to the other party given in the manner set forth herein):


       If to Diamond or             Diamond Cable Communications Plc
       the Diamond Group            Diamond Plaza, Daleside Road,
                                    Nottingham  NG2 3GG
                                    Attn:  Chief Financial Officer
                                    Fax:   (0115) 912 2218

       With a copy to:              European Cable Capital Partners L.P.
                                    85 Broad Street
                                    New York, New York 10004
                                    Attn:  Richard A Friedman
                                    Fax:   (212) 902-3000

       If to Manager:               ECE Management International, LLC
                                    845 West 116th Street
                                    Carmel, Indiana 46032
                                    Fax:   (317) 575-9817


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
       With a copy to:              Booth American Company
                                    333 West Fort Street
                                    Detroit, Michigan 48226
                                    Attn:  Mr Ralph H Booth II
                                    Fax:   (313) 965-1160

       With an additional copy to:  Columbia Management, Inc.
                                    845 West 116th Street
                                    Carmel, Indiana 46032
                                    Attn:  Mr Robert T Goad
                                    Fax:   (317) 575-9817


      Any notice given by telephone shall be confirmed promptly in writing (and shall be considered given when confirmed). Any notice given personally or by mail, courier, facsimile, telex or telegraph shall only be effective on delivery.

      6.2 Remedies Cumulative

      Each right, power and remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise, shall be cumulative, and the exercise or the forbearance of exercise by any party of one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers or remedies.

      6.3 Construction

      The section numbers and captions appearing in this Agreement are inserted only as a matter of convenience and are in no way intended to define, limit, construe or describe the scope or intent of such sections of this Agreement, or in any way affect this Agreement. Words in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine,


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      neuter or feminine gender shall be read and construed as though in either of the genders, where the context so applies.

      6.4 Severability

      If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law. In the event of the invalidity or unenforceability of any provision of this Agreement or the application thereof to any person or circumstances, the parties shall, at the request of any of the parties, negotiate in good faith to agree on changes or amendments to this Agreement which are required to carry out the intent and accomplish the purpose of this Agreement and the parties in light of such invalidity or unenforceability.

      6.5 Further Assurances

      Each party hereto shall co-operate and shall take such further documents as may be reasonably requested by any of the other parties hereto in order to carry out the intent and accomplish the purpose of this Agreement.

      6.6 Successors

      All the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that Manager may not assign any of its duties under this Agreement without the consent of the Board of Directors of Diamond, except to an Affiliate of Manager that has entered into an agreement reasonably satisfactory

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      to the Board of Directors of Diamond whereby such Affiliate undertakes to be bound by this Agreement as if it had been named herein in place of Manager.

      6.7 Entire Agreement, Amendment

      This Agreement contains the complete statement of all agreements among the parties hereto with respect to the subject matter hereof. All prior agreements among the parties hereto respecting the subject matter hereof, whether written or oral, are merged in this Agreement and shall be considered superseded hereby. Any amendment, modification, waiver or revision of this Agreement shall be considered effective only if in writing signed by each of the parties hereto or their respective successors or assigns.

      6.8 Governing Law

      This Agreement, and all rights and obligations of the parties hereto related to this Agreement, shall be governed by and construed in accordance with the laws of England.

      6.9 Consent to Jurisdiction

      Without prejudice to Section 6.1, in connection with matters arising out of this Agreement, the parties hereby consent to the jurisdiction of the courts of England. The parties hereby waive the right to contest the jurisdiction of such courts on the ground of inconvenience or otherwise.


      6.10 Compliance with Laws

      The parties shall comply with the provisions of all applicable national, federal, state, provincial and local laws, ordinances, decrees and regulations (collectively "Laws") of the United States, the United Kingdom and any other

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      country in which activities are being carried out by or on behalf of
      Diamond or the Diamond Group.

      6.11 Counterparts


      This Agreement may be signed by the parties hereto in one or more counterparts which when taken together constitute one complete agreement.


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